SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549


                           -------------------


                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(D) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported):
           November 21, 1995 (November 7, 1995)



                           Thomas Nelson, Inc.
    ------------------------------------------------------------
         (Exact Name of Registrant as Specified in Charter)

    Tennessee                 0-4095             62-0679364
   ----------------       ---------------       ------------
   (State or other       (Commission File      (I.R.S. Employer
   Jurisdiction              Number)            Identification
   of Incorporation)                                 No.)


                  Nelson Place at Elm Hill Pike
                       Nashville, Tennessee                 37214
    -------------------------------------------------------------
                      (Address of Principal            (Zip Code)
                        Executive Offices)



Registrant's telephone number, including area code:  615/889-9000



Item 2.   Acquisition or Disposition of Assets.

     This Current Report on Form 8-K is being filed by Thomas Nelson, Inc. (the "Company") to report the consummation of the acquisition of The C.R. Gibson Company ("C.R. Gibson"), a Delaware corporation, in accordance with the terms of that certain Tender Offer and Merger Agreement, dated as of September 13, 1995, as amended by Amendment No. 1 thereto, dated as of October 16, 1995 (as amended, the "Merger Agreement"), by and between the Company, Nelson Acquisition Corp. (the "Offeror"), a Delaware corporation and a wholly-owned subsidiary of the Parent, and C.R. Gibson. C.R. Gibson is a leading designer, manufacturer and distributor of paper gift products, including baby and wedding memory books, stationery, gift wrap, greeting cards and other products.

     The acquisition consisted of a two-step transaction, including a cash tender offer to purchase all outstanding shares of C.R. Gibson common stock for $9 per share, net to the seller in cash (the "Offer"), and a merger of the Offeror with and into C.R. Gibson, with C.R. Gibson being the surviving corporation (the "Merger"). The Offer, which expired at 12:00 Midnight, New York City Time, on Monday, October 30, 1995, resulted in the valid tender and acceptance for payment of 7,189,837 shares of C.R. Gibson common stock, resulting in total ownership by the Company and the Offeror of approximately 92.7% of the outstanding shares on a fully diluted basis. The Merger became effective on November 7, 1995, upon the filing of Articles of Merger with the Delaware Secretary of State. As a result of the Merger, C.R. Gibson is a wholly-owned subsidiary of the Company. Total consideration to be paid in the acquisition will be approximately $67.4 million.

     The source of funds for the C.R. Gibson acquisition was obtained through an amendment to the Company's existing unsecured bank credit facilities (the "Credit Facilities") to increase the funds available thereunder by $60 million from $105 million to $165 million, pursuant to that certain Fifth Amendment to Credit Agreement, dated as of October 31, 1995, among the Company, SunTrust Bank, Nashville, N.A. (formerly known as Third National Bank in Nashville), First National Bank of Louisville, First American National Bank in Nashville, NationsBank of Texas, N.A. in Dallas, and Creditanstalt-Bankverein in New York.


Item 7. Financial Statements, Pro forma Financial Information and Exhibits.


(a)  *Financial Statements:

          Report of Independent Auditors

          Consolidated balance sheets of C.R. Gibson as of December 31, 1993 and 1994.

          Consolidated statements of income, cash flows and shareholders equity of C.R. Gibson for each of the years ended December 31, 1993 and 1994.

          Notes to Financial Statements

          Unaudited consolidated balance sheet of C.R. Gibson as of September 30, 1995

          Unaudited statements of income, cash flows and shareholders equity of C.R. Gibson for the nine month period ending September 30, 1995.

(b)  *Pro Forma Financial Information:

          Pro Forma consolidated balance sheet of Thomas Nelson, Inc. as of September 30, 1995 giving effect to the acquisition of C.R. Gibson as of September 30, 1995.

          Pro Forma consolidated statements of income of Thomas
             Nelson, Inc. for the twelve months ended March 31, 1995 and for the six month periods ended September 30, 1994 and 1995 giving effect to the acquisition of C.R. Gibson as if such transaction had occurred as of April 1, 1994.

     *The financial statements and pro forma financial information required by Items 7(a) and 7(b) are not being filed at this time. The Company anticipates filing this information under an amendment to this Form 8-K on or about
     January 21, 1996.

(c)  Exhibits:

     (2) Tender Offer and Merger Agreement, dated as of September 13, 1995, as amended by Amendment No. 1, dated as of October 16, 1995, among the Company, Offeror and C.R. Gibson (filed as Exhibits (c)(1) and
          (c)(14) to the Company's joint Tender Offer Statement on Schedule 14D-1/Schedule 13D filed September 19, 1995, as amended, and is incorporated herein by reference).


                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.


                                         THOMAS NELSON, INC.



                                    By:    /s/ Joe L. Powers
                                       -------------------------
                                            Joe L. Powers
                                       Executive Vice President
Date:  November 21, 1995

0404397.02